UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of report (Date of earliest event reported): April 11, 2013

STEVIA FIRST CORP.

(Exact name of registrant as specified in its charter)

Nevada	000-53832	75-3268988
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5225 Carlson Rd. Yuba City, California		95993
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (530) 231-7800

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

This Current Report on Form 8-K/A is being filed as an amendment (this “Amendment No. 1”) to the Current Report on Form 8-K filed by Stevia First Corp. (the “Company”), with the U.S. Securities and Exchange Commission on April 17, 2013 (the “Original Filing”). The sole purpose of this Amendment No. 1 is to disclose the Company’s determination as to how frequently it will conduct advisory votes on executive compensation. No other changes have been made to the Original Filing.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On April 11, 2013, at the 2013 Annual Meeting of Stockholders of the Company, the Company’s stockholders voted on, among other matters, an advisory proposal on the frequency of holding future advisory votes on executive compensation. As previously reported in the Original Filing, the Company’s stockholders determined, on an advisory basis, that such stockholders’ preferred frequency of an advisory vote on the Company’s executive compensation is every three (3) years.

Consistent with the stated preference of the Company’s stockholders, the Board of Directors of the Company determined that the Company will include an advisory vote on executive compensation in the Company’s proxy materials once every three (3) years.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STEVIA FIRST CORP.

Dated: August 21, 2013	By:	/s/ Robert Brooke
Name: Robert Brooke
Title: Chief Executive Officer